UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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The Children’s Place Retail Stores, Inc.
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On June 26, 2009, The Children’s Place Retail Stores, Inc. (the “Company”), published the following press release, mailed the letter following the press release to the Company’s stockholders and began using the investor presentation following the letter in meetings with proxy advisory services and investors:

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE SENDS LETTER TO STOCKHOLDERS

Cites Stock Outperformance of S&P Retail Index Under Current Management and Board;

Highlights Ezra Dabah’s Misleading Statements in His Effort to Gain Control of Company

Secaucus, New Jersey — July 13, 2009 — The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) sent a letter to stockholders citing the Company’s positive stock performance over the past 21 months and urging stockholders to protect the value of their investment by supporting its three highly qualified and independent incumbent directors up for election at the 2009 Annual Meeting of Stockholders on July 31, 2009. The Children’s Place urges stockholders to vote FOR Sally Frame Kasaks, Malcolm Elvey, and Norman Matthews on the WHITE proxy card — and to reject the three hand-picked nominees of former Chairman and CEO Ezra Dabah. Since Mr. Dabah and his father-in-law Stanley Silverstein are existing members of the Board, election of Mr. Dabah’s three hand-picked nominees would result in his designation of five of nine directors — the majority of the Board — and de facto control of the Company.

The letter highlights the Company’s strong track record of creating shareholder value under the current Board and management team. During fiscal 2008 and fiscal 2009 year-to-date, The Children’s Place stock price has increased 42%, while the S&P Retail Index has declined 26%.

The letter also corrects and clarifies numerous misleading statements made by Mr. Dabah’s self-serving campaign to gain control of the Company. Specifically, the letter alerts stockholders that:

•                  Mr. Dabah is seeking control of the Company

•                  Mr. Dabah has a prior relationship with Raphael Benaroya

•                  Mr. Benaroya is not the right CEO for the Company

•                  Mr. Dabah’s nominee Ross Glickman is conflicted because he is CEO of a real estate company that receives approximately $1 million a year from The Children’s Place in annual rent and occupancy fees

•                  Mr. Dabah is indemnifying his “independent” nominees and paying Mr. Benaroya’s legal fees

The letter also summarizes Mr. Dabah’s relentless attempts to destabilize the Company and points out that he already has two seats on the Company’s Board, and that even one more seat would provide him with representation on the Board that far exceeds his ownership interest.

The full text of the letter follows:

July 13, 2009

— PROTECT THE VALUE OF YOUR INVESTMENT —

SUPPORT THE COMPANY’S HIGHLY QUALIFIED AND INDEPENDENT INCUMBENT DIRECTORS

To Our Stockholders:

Since Ezra Dabah was forced to resign as CEO in September 2007, The Children’s Place has generated strong results and the Company’s stock price has significantly outperformed its peers under the leadership of your current Board and management. The Company is proud of its track record of creating value and asks for your support to continue to build on the Company’s recent successes. The Company urges stockholders to vote today on the WHITE proxy card FOR its three highly qualified and independent incumbent directors — Sally Frame Kasaks, Malcolm Elvey, and Norman Matthews — up for reelection at the 2009 Annual Meeting of Stockholders on July 31, 2009.

Since the beginning of fiscal 2008, under your current Board and management team, The Children’s Place stock price has increased 42%, while the S&P Retail Index has declined 26%. The change in leadership following Mr. Dabah’s ignominious departure as CEO has resulted in a significant turnaround in our stock price.

Stock price performance under current Board and management

EZRA DABAH ISN’T TELLING YOU THE FULL STORY

— DON’T GIVE HIM CONTROL OF YIUR COMPANY! —

Mr. Dabah already has two seats on the nine-member Board (himself and his father-in-law, Stanley Silverstein) and has now nominated three additional directors. The election of Mr. Dabah’s three hand-picked nominees would result in his designation of five of nine directors — the majority of the Board — and de facto control of the Company.

Stockholders should support the Company’s highly qualified independent nominees and NOT BE FOOLED by Mr. Dabah’s self-serving campaign and misleading statements to gain control of the Company. For example:

•

Mr. Dabah IS seeking control of the Company. His claims to the contrary are clearly untrue. In addition to the obvious fact that he will have designated five of nine directors if he wins this election, Mr. Dabah in his own proxy statement notes that “If Mr. Benaroya determines that he is willing to serve as the Company’s CEO, Messrs. Benaroya, Fingerman and Glickman, if elected, and Mr. Dabah will recommend to the Board that Raphael Benaroya be appointed Chief Executive Officer.” Make no mistake about it, if Mr. Dabah wins this election, he will have gained control, he will pick the next CEO, and he will do whatever he believes is in HIS best interests. Mr. Dabah is also advocating a high-risk, rapid-growth strategy which we believe would erode the Company’s strong balance sheet and destroy shareholder value, just like it did in 2007 before Mr. Dabah was ousted as CEO.

•

Mr. Dabah HAS a prior relationship with Raphael Benaroya. Mr. Dabah claims he “does not have any prior social, business or professional relationship” with any of his nominees. However, the picture on the right from a 2002 event clearly suggests otherwise.

•	Mr. Benaroya is NOT the right CEO for The Children’s Place. His track record raises serious concerns about his qualifications to be

CEO of your company. Mr. Benaroya’s only prior CEO experience was at United Retail Group from 1989 to 2007. The fact is he sold this Company in 2007 for less than its 1992 IPO price. Mr. Benaroya has also been a long-term board member of Russ Berrie, and is now its Chairman. Since January 31, 2005, Russ Berrie’s share price has plummeted from $23.46 to $3.26 as of July 9, 2009 — a decline of over 85%. Yet this is who Mr. Dabah would install as CEO of The Children’s Place. We urge stockholders NOT to turn the keys to your Company over to Mr. Dabah and Mr. Benaroya.

•                  Mr. Dabah’s nominee Ross Glickman IS conflicted. Mr. Dabah failed to disclose in his proxy statement that one of his hand-picked nominees, Ross Glickman, Chairman and CEO of Urban Retail Properties, LLC, a real estate company, currently does business with The Children’s Place. The Children’s Place stores are located in five of his retail projects — and his company receives nearly $1 million in annual rent and occupancy fees from the Company. Moreover, Mr. Glickman’s company is now actively trying to secure leases for The Children’s Place stores in his Kirkwood Mall in North Dakota and his Manhattan Town Center in Kansas.

•                  Mr. Dabah IS indemnifying his “independent” nominees and paying Mr. Benaroya’s legal fees. Mr. Dabah’s proxy statement reveals that, “Each Nominee is a party to an agreement pursuant to which…Mr. Dabah has agreed to pay the costs of soliciting proxies in support of the election of the Nominees to the Board…and to indemnify each Nominee with respect to certain costs that may be incurred by such Nominee in connection with his nomination...In addition, Mr. Dabah has agreed to reimburse Mr. Benaroya for certain costs and expenses in connection with Mr. Benaroya’s nomination, including the fees and expenses of Mr. Benaroya’s counsel, up to a maximum amount of $30,000.”

DON’T GIVE EZRA DABAH ANY MORE BOARD SEATS

— THIS WOULD GIVE HIM DISPROPORTIONATE REPRESENTATION —

Mr. Dabah already has two seats on the Company’s Board. Even one more seat would give him representation on the Board that far exceeds his ownership interest. Remember, Mr. Dabah has relentlessly tried to destabilize the Company since he was ousted as CEO. To cite only a few of his questionable actions, Mr. Dabah has filed litigation against the Company, forced a strategic review, publicly announced he was making a $24.00 per share offer to buy the Company that never materialized, and now is mounting an aggressive proxy contest in which he is seeking de facto control of your Company. Don’t forget that when he was CEO, Mr. Dabah was the subject of a stock option backdating investigation, engaged in securities trading practices in contravention of Company policies, and was forced to resign in September 2007 after Deloitte & Touche, then the Company’s auditors, told the Board it was no longer willing to rely on his representations in connection with its audits. Giving Mr. Dabah any more representation on the Board is not in your best interests.

SUPPORT THE COMPANY’S HIGHLY QUALIFIED, INDEPENDENT INCUMBENT DIRECTORS

— VOTE THE WHITE PROXY CARD TODAY —

Do NOT return any gold proxy card you may receive from Mr. Dabah. Do NOT authorize a proxy to vote your shares for Mr. Dabah’s nominees. If you have already returned a gold proxy card to Mr. Dabah or otherwise authorized a proxy to vote your shares for his nominees, it is not too late to change your vote. To revoke your prior proxy and change your vote, simply sign, date, and return the enclosed WHITE proxy card today in the postage-paid envelope provided. Only your latest dated proxy will be counted.

MacKenzie Partners Inc. is assisting The Children’s Place with its efforts to solicit proxies. If you have any questions about voting your shares, please call MacKenzie Partners Inc. toll-free at (800) 322-2885 (or call collect at (212) 929-5500) or email: childrensplace@mackenziepartners.com.

Every stockholder’s vote is important, regardless of how many shares you own. To ensure your vote is counted, vote by telephone or Internet now or mail in your vote today on the WHITE proxy card.

Thank you for your continued support.

Very truly yours,

Charles Crovitz
Interim Chief Executive Officer
and Member of the Board of Directors

* The Children’s Place peers include: ARO - Aeropostale, DBRN - Dress Barn, CHS - Chico’s, GYMB - Gymboree, DEST - Destination Maternity, RL - Ralph Lauren, MW - Men’s Warehouse, TLB - Talbots, PVH - Philip Van Heusen, AEO - American Eagle, CHRS - Charming Shoppes, BONT - Bon-Ton, ANF - Abercrombie & Fitch, ANN - Ann Taylor and PSUN - Pacific Sunwear.

The Children’s Place has sent stockholders WHITE proxy cards which should be returned to vote FOR the Company’s three director nominees. To vote FOR these nominees, stockholders should sign, date and return the WHITE proxy card as soon as it is received. MacKenzie Partners, Inc. is acting as The Children’s Place proxy solicitor and can be reached toll-free at (800) 322-2885 or collect at (212) 929-5500. They can also be reached by e-mail at childrensplace@mackenziepartners.com.

About The Children’s Place Retail Stores, Inc.

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children’s merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children’s Place” brand name. As of July 4, 2009, the Company owned and operated 936 The Children’s Place stores and an online store at www.childrensplace.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially.  Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2009. Included among the risks and uncertainties that could cause actual results, events and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, and the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the downturn in the economy.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Important Information

The Company filed a definitive proxy statement and other relevant documents concerning the 2009 Annual Meeting of Stockholders with the United States Securities and Exchange Commission (“SEC”) on June 16, 2009. Before soliciting proxies, the Company will provide stockholders with the definitive proxy statement. The Company advises stockholders to read the definitive proxy statement because it contains important information about the election of directors and any other matters to be presented at the 2009 Annual Meeting of Stockholders. Stockholders may obtain free copies of the definitive proxy statement and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the company’s definitive proxy statement by accessing www.viewourmaterial.com/plce. In addition, stockholders may obtain a free copy of the definitive proxy statement and other related documents by contacting MacKenzie Partners toll-free at (800) 322-2885 or call collect at (212) 929-5500.

The Company, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders. Information about the participants is set forth in the definitive proxy statement. Information about the participants’ direct or indirect interests in the matters to be considered at the Annual Meeting is also contained in the proxy statement referred to above.

CONTACT:

Investors

Jane Singer

Vice President, Investor Relations, The Children’s Place Retail Stores, Inc.

(201) 453-6955

Media:

George Sard/Paul Caminiti/Nathaniel Garnick

Sard Verbinnen & Co

(212) 687-8080

July 13, 2009

— PROTECT THE VALUE OF YOUR INVESTMENT —

SUPPORT THE COMPANY’S HIGHLY QUALIFIED AND INDEPENDENT INCUMBENT DIRECTORS

To Our Stockholders:

Since Ezra Dabah was forced to resign as CEO in September 2007, The Children’s Place has generated strong results and the Company’s stock price has significantly outperformed its peers under the leadership of your current Board and management. The Company is proud of its track record of creating value and asks for your support to continue to build on the Company’s recent successes. The Company urges stockholders to vote today on the WHITE proxy card FOR its three highly qualified and independent incumbent directors — Sally Frame Kasaks, Malcolm Elvey, and Norman Matthews — up for reelection at the 2009 Annual Meeting of Stockholders on July 31, 2009.

Since the beginning of fiscal 2008, under your current Board and management team, The Children’s Place stock price has increased 42%, while the S&P Retail Index has declined 26%. The change in leadership following Mr. Dabah’s ignominious departure as CEO has resulted in a significant turnaround in our stock price.

Stock price performance under current Board and management

EZRA DABAH ISN’T TELLING YOU THE FULL STORY

— DON’T GIVE HIM CONTROL OF YIUR COMPANY! —

Mr. Dabah already has two seats on the nine-member Board (himself and his father-in-law, Stanley Silverstein) and has now nominated three additional directors. The election of Mr. Dabah’s three hand-picked nominees would result in his designation of five of nine directors — the majority of the Board — and de facto control of the Company.

Stockholders should support the Company’s highly qualified independent nominees and NOT BE FOOLED by Mr. Dabah’s self-serving campaign and misleading statements to gain control of the Company. For example:

•                  Mr. Dabah IS seeking control of the Company. His claims to the contrary are clearly untrue. In addition to the obvious fact that he will have designated five of nine directors if he wins this election, Mr. Dabah in his own proxy statement notes that “If Mr. Benaroya determines that he is willing to serve as the Company’s CEO, Messrs. Benaroya, Fingerman and Glickman, if elected, and Mr. Dabah will recommend to the Board that Raphael Benaroya be appointed Chief Executive Officer.” Make no mistake about it, if Mr. Dabah wins this election, he will have gained control, he will pick the next CEO, and he will do whatever he believes is in HIS best interests.  Mr. Dabah is also advocating a high-risk, rapid-growth strategy which we believe would erode the Company’s strong balance sheet and destroy shareholder value, just like it did in 2007 before Mr. Dabah was ousted as CEO.

•

Mr. Dabah HAS a prior relationship with Raphael Benaroya. Mr. Dabah claims he “does not have any prior social, business or professional relationship” with any of his nominees. However, the picture on the right from a 2002 event clearly suggests otherwise.

•

Mr. Benaroya is NOT the right CEO for The Children’s Place. His track record raises serious concerns about his qualifications to be CEO of your company. Mr. Benaroya’s only prior CEO experience was at United Retail Group from 1989 to 2007. The fact is he sold this Company in 2007 for less than its 1992 IPO price. Mr. Benaroya has also been a long-term board member of Russ Berrie, and is now its Chairman. Since January 31, 2005, Russ Berrie’s share price has plummeted from $23.46 to $3.26 as of July 9, 2009 — a decline of over 85%. Yet this is who Mr. Dabah would install as CEO of The Children’s Place. We urge stockholders NOT to turn the keys to your Company over to Mr. Dabah and Mr. Benaroya.

•

Mr. Dabah’s nominee Ross Glickman IS conflicted. Mr. Dabah failed to disclose in his proxy statement that one of his hand-picked nominees, Ross Glickman, Chairman and CEO of Urban Retail Properties, LLC, a real estate company, currently does business with The Children’s Place. The Children’s Place stores are located in five of his retail projects — and his company receives nearly $1 million in annual rent and occupancy fees from the Company.  Moreover, Mr. Glickman’s company is now actively trying to secure leases for The Children’s Place stores in his Kirkwood Mall in North Dakota and his Manhattan Town Center in Kansas.

•

Mr. Dabah IS indemnifying his “independent” nominees and paying Mr. Benaroya’s legal fees.  Mr. Dabah’s proxy statement reveals that, “Each Nominee is a party to an agreement pursuant to which…Mr. Dabah has agreed to pay the costs of soliciting proxies in support of the election of the Nominees to the Board…and to indemnify each Nominee with respect to certain costs that may be incurred by such Nominee in connection with his nomination...In addition, Mr. Dabah has agreed to reimburse Mr. Benaroya for certain costs and expenses in connection with Mr. Benaroya’s nomination, including the fees and expenses of Mr. Benaroya’s counsel, up to a maximum amount of $30,000.”

DON’T GIVE EZRA DABAH ANY MORE BOARD SEATS

— THIS WOULD GIVE HIM DISPROPORTIONATE REPRESENTATION —

Mr. Dabah already has two seats on the Company’s Board. Even one more seat would give him representation on the Board that far exceeds his ownership interest. Remember, Mr. Dabah has relentlessly tried to destabilize the Company since he was ousted as CEO. To cite only a few of his questionable actions, Mr. Dabah has filed litigation against the Company, forced a strategic review, publicly announced he was making a $24.00 per share offer to buy the Company that never materialized, and now is mounting an aggressive proxy contest in which he is seeking de facto control of your Company. Don’t forget that when he was CEO, Mr. Dabah was the subject of a stock option backdating investigation, engaged in securities trading practices in contravention of Company policies, and was forced to resign in September 2007 after Deloitte & Touche, then the Company’s auditors, told the Board it was no longer willing to rely on his representations in connection with its audits. Giving Mr. Dabah any more representation on the Board is not in your best interests.

SUPPORT THE COMPANY’S HIGHLY QUALIFIED, INDEPENDENT INCUMBENT DIRECTORS

— VOTE THE WHITE PROXY CARD TODAY —

Do NOT return any gold proxy card you may receive from Mr. Dabah.  Do NOT authorize a proxy to vote your shares for Mr. Dabah’s nominees. If you have already returned a gold proxy card to Mr. Dabah or otherwise authorized a proxy to vote your shares for his nominees, it is not too late to change your vote. To revoke your prior proxy and change your vote, simply sign, date, and return the enclosed WHITE proxy card today in the postage-paid envelope provided. Only your latest dated proxy will be counted.

MacKenzie Partners Inc. is assisting The Children’s Place with its efforts to solicit proxies. If you have any questions about voting your shares, please call MacKenzie Partners Inc. toll-free at (800) 322-2885 (or call collect at (212) 929-5500) or email: childrensplace@mackenziepartners.com.

Every stockholder’s vote is important, regardless of how many shares you own. To ensure your vote is counted, vote by telephone or Internet now or mail in your vote today on the WHITE proxy card.

Thank you for your continued support.

Very truly yours,

Charles Crovitz
Interim Chief Executive Officer
and Member of the Board of Directors

* The Children’s Place peers include: ARO - Aeropostale, DBRN - Dress Barn, CHS - Chico’s, GYMB - Gymboree, DEST - Destination Maternity, RL - Ralph Lauren, MW - Men’s Warehouse, TLB - Talbots, PVH - Philip Van Heusen, AEO - American Eagle, CHRS - Charming Shoppes, BONT - Bon-Ton, ANF - Abercrombie & Fitch, ANN - Ann Taylor and PSUN - Pacific Sunwear.

Important Information

The Company filed a definitive proxy statement and other relevant documents concerning the 2009 Annual Meeting of Stockholders with the United States Securities and Exchange Commission (“SEC”) on June 16, 2009. Before soliciting proxies, the Company will provide stockholders with the definitive proxy statement. The Company advises stockholders to read the definitive proxy statement because it contains important information about the election of directors and any other matters to be presented at the 2009 Annual Meeting of Stockholders. Stockholders may obtain free copies of the definitive proxy statement and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the company’s definitive proxy statement by accessing www.viewourmaterial.com/plce. In addition, stockholders may obtain a free copy of the definitive proxy statement and other related documents by contacting MacKenzie Partners toll-free at (800) 322-2885 or call collect at (212) 929-5500.

The Company, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders. Information about the participants is set forth in the definitive proxy statement. Information about the participants’ direct or indirect interests in the matters to be considered at the Annual Meeting is also contained in the proxy statement referred to above.

PLEASE VOTE YOUR WHITE PROXY TODAY

If you have any questions or need assistance in voting your WHITE proxy card, please call:

105 Madison Avenue
New York, New York 10016
childrensplace@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

Setting the Record Straight: Clearing up the Numerous Inaccuracies in Ezra Dabah’s Investor Presentation July 2009

Safe Harbor Statement/Additional Information Forward-Looking Statements This presentation may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2009. Included among the risks and uncertainties that could cause actual results, events and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, and the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the downturn in the economy. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material. Important Information The Company filed a definitive proxy statement and other relevant documents concerning the 2009 Annual Meeting of Stockholders with the United States Securities and Exchange Commission (“SEC”) on June 16, 2009. Before soliciting proxies, the Company will provide stockholders with the definitive proxy statement. The Company advises stockholders to read the definitive proxy statement because it contains important information about the election of directors and any other matters to be presented at the 2009 Annual Meeting of Stockholders. Stockholders may obtain free copies of the definitive proxy statement and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the company’s definitive proxy statement by accessing www.viewourmaterial.com/plce. In addition, stockholders may obtain a free copy of the definitive proxy statement and other related documents by contacting MacKenzie Partners toll-free at (800) 322-2885 or call collect at (212) 929-5500. The Company, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders. Information about the participants is set forth in the definitive proxy statement. Information about the participants’ direct or indirect interests in the matters to be considered at the Annual Meeting is also contained in the proxy statement referred to above.

Setting the record straight Mr. Dabah Claims: PLCE stock price has gone from $25.80 to $24.86 since Chuck Crovitz was named interim CEO, a decline of 4%. (Dabah, slide 5) The Truth: PLCE’s stock price closed at $23.99 on the day before Mr. Crovitz was named interim CEO and the Company was in a precarious financial position. In fact, PLCE’s stock price increased 7.5% on the announcement of Mr. Dabah’s resignation on 9/26/07 and PLCE’s stock price closed at $25.80. Using this more relevant date, PLCE’s stock price under the current Board and management team has increased nearly 10%. Mr. Dabah Claims: He “does not have any prior social, business or professional relationship” with any of his nominees. (Dabah, slide 6) The Truth: Mr. Dabah has a prior relationship with his nominee and proposed CEO candidate, Raphael Benaroya. The picture to the right clearly suggests so. Raphael Benaroya (left) and Ezra Dabah (right) in 2002

Financial Performance (with Disney) 1997 vs. 2006 and 2007

THE CHILDREN'S PLACE

- ***Mr. Dabah Claims:*** PLCE demonstrated significant growth during his tenure. *(Dabah, slide 16)*
- ***The Truth:*** Mr. Dabah fails to include fiscal 2007 in his computations which significantly distorts the data he presents. For example, while PLCE's net sales grew from \$2.0 billion in FY 2006 to \$2.2 billion in FY 2007, operating profit fell from a positive \$119 million to a loss of \$89 million during that period. Also, in that same period **earnings per share fell from \$2.92 to a loss of \$2.05.** Additionally, despite \$190 million of cash at the end of FY 2006, the Company was in disarray and ended FY 2007 in a negative cash position!



Reported Net Sales
$2,500
$2,000
$1,500
$1,000
$500
$-
30% CAGR
27% CAGR
$193
$2,018
$2,163
FY 1997
FY 2006
FY 2007
W/ DSY



Reported Earnings Per Share
$4.00
$3.00
$2.00
$1.00
$-
$(1.00)
$(2.00)
$(3.00)
29% CAGR
CAGR: N/A
$0.29
$2.92
$(2.05)
FY 1997
FY 2006
FY 2007
W/ DSY



Reported Operating Profit
$150
$100
$50
$-
$(50)
$(100)
27% CAGR
CAGR: N/A
$14
$119
$(89)
FY 1997
FY 2006
FY 2007
W/ DSY



Reported Cash, net of debt
$200
$150
$100
$50
$0
-$50
$0
$190
-$7
FY 1997
FY 2006
FY 2007
W/ DSY

4

Setting the record straight, continued Mr. Dabah Claims: The Company’s revised comparable store sales reporting methodology masks recent top-line trends. (Dabah, slide 18) The Truth: The Company’s reporting methodology actually follows the industry norm. PLCE has in fact enhanced it’s transparency by now disclosing U.S. store comps, Canadian store comps and E-commerce comps both in the aggregate and individually. Mr. Dabah Claims: The Company unnecessarily repatriated approx. $45 million in cash from a Hong Kong subsidiary and impaired the Company’s tax strategy. (Dabah, slide 22) The Truth: The cash was repatriated from overseas due to the cash needs of the Company at the time – specifically to ensure adequate liquidity and to facilitate the critical divestiture of the Disney Store operations. The Children’s Place exited 2007 with $70 million drawn on the credit facility, which is highly unusual for a specialty retailer given that holiday is generally a high cash generating season. Having to draw on the credit facility was an indication of the dire liquidity position the Company was in. Mr. Dabah Claims: The Company unnecessarily issued an $85 million term loan in July 2008 despite sufficient liquidity and a high quarterly cash balance. (Dabah, slide 23) The Truth: First, the average quarterly cash balance is irrelevant since the cash generation of the Company is back-end loaded. Second, the Company’s bank group had been unwilling to renegotiate the ABL without the Company securing a term loan. Third, under the terms of the term loan, PLCE was able pay down a certain portion in cash without incurring a prepayment penalty. As such, the Company paid down $47 million without incurring a penalty due to significant cash flow generation in 2008.

Setting the record straight, continued Mr. Dabah Claims: Mr. Crovitz’s compensation is excessive as compared to select retail interim CEOs. (He lists Sears Holding Corp., Charming Shoppes, Inc., Charlotte Russe Holding, Inc., Eddie Bauer Holdings, Inc., and The Gap, Inc.) (Dabah, slide 28) The Truth: Mr. Crovitz’s compensation is performance-based and is entirely appropriate given the results he has generated. Moreover, Mr. Dabah chose an interesting group to compare to Mr. Crovitz and The Children’s Place. Consider the following: Sears Holdings experienced an 80% decline in operating income from 2007 to 2008; Charming Shoppes experienced a 128% decline in operating income from 2007 to 2008; Charlotte Russe experienced a 51% decline in operating income from 2007 to 2008; Eddie Bauer is now private; and Robert Fisher was a major shareholder of the Gap. Comparatively, The Children’s Place experienced a 70% increase in adjusted operating profit from 2007 to 2008. Mr. Dabah Claims: Despite his interim status, Mr. Crovitz’s compensation is higher than that of other permanent CEOs in the retail industry. (Dabah, slide 29) The Truth: Again, a significant portion of Mr. Crovitz’s compensation is performance-based. Of Mr. Crovitz’s total compensation in fiscal 2008, $2.0 million was a cash bonus that was 100% based on the generation of operating income. During FY 2008, PLCE’s operating income increased by 70%. Had PLCE generated a decline in operating income, Mr. Crovitz would not have received any bonus. Moreover, Mr. Crovitz has the same base annualized salary as Mr. Dabah while he was CEO. Meanwhile: Polo Ralph Lauren Corp., the CEO of which received the highest compensation that Mr. Dabah cites, generated a 9% decline in Operating Income during 2008. Abercrombie and Fitch generated a 40% decline in Operating Income, yet the CEO received the second highest compensation on Mr. Dabah’s list. The CEO of American Eagle Outfitters Inc., the company listed directly below The Children’s Place in Mr. Dabah’s chart, realized total compensation of $3.8 million and yet his company generated a 50% decline in operating income.

Setting the record straight, continued Mr. Dabah Claims: Raphael Benaroya is well-suited to become permanent CEO of The Children’s Place. (Dabah, slide 32) The Truth: Mr. Benaroya, Chairman, President and CEO of United Retail Group from 1989-2007, sold his company at an approx. 10% per share discount to its IPO price 15 years earlier. In addition, URGI displayed erratic and inconsistent growth during Mr. Benaroya’s tenure. Mr. Benaroya has also been a long-term director of Russ Berrie’s and is now its Chairman. Recently, sales at Russ Berrie increased from $147 million in 2006 to $229 in 2008. However, during that same period, operating income declined significantly from $34 million in 2006 to $18 million in 2008. Additionally, net cash went from negative $43 million in 2006 to negative $99 million in 2008. Furthermore, since January 31, 2005, Russ Berrie’s share price has plummeted from $23.46 to $3.26 as of July 9, 2009 – a decline of over 85%. Mr. Dabah Claims: He resigned voluntarily, his fellow directors did not question his integrity and planned to fire Deloitte & Touche and engage BDO Seidman as the Company’s auditors. (Dabah, slide 41) The Truth: Mr. Dabah was forced to resign as CEO in September 2007 after Deloitte & Touche, the Company’s auditors at the time, told the Board it was no longer willing to rely on Mr. Dabah’s representations.

Setting the record straight, continued Mr. Dabah Claims: He had no knowledge of and did not participate in any of the conduct that was investigated. (Dabah, slide 42) The Truth: Mr. Dabah was investigated on numerous fronts, including securities trading violations, stock options backdating and other code of conduct violations. Specifically, Mr. Dabah was asked to step down as Chairman in January 2007 at the conclusion of the stock option backdating investigation. Mr. Dabah Claims: The investigation concluded that he received no options that were not properly approved and was found not to have engaged in wrongdoing. (Dabah, slide 42) The Truth: Mr. Dabah had received several option grants which had to be re-priced since they had been improperly issued. Mr. Dabah Claims: Urban Retail Properties, a company run by Ross Glickman, one of Mr. Dabah’s nominees, derives an insignificant amount annually from The Children’s Place, and is NOT seeking additional PLCE stores. (Dabah, slide 43) The Truth: PLCE leases five properties from Urban Retail Properties and pays approx. $0.94 million in annual rent and occupancy fees. Mr. Glickman’s company is currently trying to secure leases for PLCE stores in his Kirkwood Mall, North Dakota, and Manhattan Town Center, Kansas, properties.